Exhibit 99.1
BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DRIVE
BIRMINGHAM, AL 35244
205-444-4600 205-444-4640 FAX
www.biocryst.com
Contact:
BioCryst Pharmaceuticals, Inc.
Jonathan M. Nugent
V.P. Corporate Communications
(205) 444-4633
FOR IMMEDIATE RELEASE
BIOCRYST ANNOUNCES $30.0 MILLION COMMON STOCK OFFERING TO INSTITUTIONAL INVESTORS
Birmingham, Alabama — December 15, 2005 — BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced that it has signed a definitive agreement for a $30.0 million registered direct offering of 2,228,829 shares of its common stock to a group of institutional investors including Kleiner Perkins Caufield & Byers and Texas Pacific Group Ventures. The shares of common stock, priced at $13.46 per share, were registered pursuant to BioCryst’s shelf registration statements that were declared effective by the Securities and Exchange Commission on January 5, 2004 and September 20, 2005. The closing is subject to satisfaction of customary closing conditions.
“This financing provides BioCryst with the resources we need to pursue broad clinical trials of peramivir in patients with seasonal and life-threatening strains of influenza,” said Charles E. Bugg, Ph.D., Chairman and CEO of BioCryst. “If the FDA approves our development plan, Phase I human clinical testing could begin early next year.”
Brook Byers of Kleiner Perkins Caufield & Byers (KPCB) said, “The threat of pandemic flu has heightened the need for antiviral agents to treat influenza. And BioCryst’s scientists have the commitment and tenacity to develop important, new products like peramivir that protect the health and welfare of our nation and the rest of the world.”
“We are passionate about helping innovators address the large threat of potential pandemic,” said John Doerr of KPCB. “Peramivir could be a powerful new antiviral, and particularly help meet the needs of people in the developing world.”
Fred Cohen, M.D., Ph.D., of Texas Pacific Group Ventures added, “I’ve known this team for decades and respect their science and medical expertise. BioCryst’s leadership in developing biotechnology and this opportunity to catalyze the growth of its business excite us.”

Dr. Bugg added, “We are delighted that KPCB’s Beth Seidenberg, M.D. will join our board of directors. Beth has helped achieve dozens of regulatory approvals worldwide over 20 years. She adds unique and relevant experience to advancing new BioCryst products.”
Prior to joining KPCB, Dr. Seidenberg served as Amgen’s Chief Medical Officer and Head of Global Development, and as a senior executive in research and development at Bristol-Myers Squibb Company and Merck & Co., Inc. She received her M.D. from University of Miami; completed post-doctoral training at Johns Hopkins Medical Center and specialty training in immunology and infectious diseases at the National Institutes of Health. Dr. Seidenberg also has a B.S. degree in Biology and Anthropology from Barnard College.
About Kleiner Perkins Caufield & Byers
Since its founding in 1972, KPCB has backed entrepreneurs in 450 ventures, including AOL, Align, Amazon.com, Citrix, Compaq Computer, Electronic Arts, Genentech, Genomic Health, Genprobe, Google, Hybritech, IDEC Pharmaceuticals, Intuit, Juniper Networks, Netscape, Ligand Pharmaceuticals, Lotus, Nuvasive, Sun Microsystems, Symantec, Verisign and Xilinx. KPCB portfolio companies employ more than 250,000 people. More than 150 of the firm’s portfolio companies have gone public. Many other ventures have achieved success through mergers and acquisitions.
About Texas Pacific Group Ventures
Texas Pacific Group Ventures is a private equity investment firm. Together with its affiliated partnerships, Texas Pacific Group Ventures has an aggregate committed capital of more than $15.0 billion, with more than $3.0 billion invested in technology and telecommunications worldwide. David Bonderman, James G. Coulter and William S. Price, III founded the firm in 1993 with offices in San Francisco, Washington, New York, Fort Worth, and London. Texas Pacific Group Ventures was launched in 2001 to invest in life sciences and technology opportunities.
About BioCryst
BioCryst Pharmaceuticals, Inc. designs, optimizes and develops novel drugs that block key enzymes involved in cancer, cardiovascular diseases, autoimmune diseases, and viral infections. BioCryst integrates the necessary disciplines of biology, crystallography, medicinal chemistry and computer modeling to effectively use structure-based drug design to discover and develop small molecule pharmaceuticals.
BioCryst’s lead product candidate, Fodosine™, is a transition-state analog inhibitor of the target enzyme purine nucleoside phosphorylase (PNP). The drug is currently in a Phase IIa trial for patients with T-cell leukemia and a combination IV and oral Phase I pharmacokinetic trial in healthy volunteers. Results of the Phase IIa and the Phase I pharmacokinetic trial will assist in the design of a planned combination IV and oral Phase IIb pivotal clinical trial in patients with T-cell leukemia. The Company has requested a Special Protocol Assessment from the FDA for this planned trial. Additionally, Fodosine™ is currently being studied in a Phase I trial with an oral formulation in cutaneous T-cell lymphoma (CTCL) and a Phase II trial in chronic lymphocytic leukemia (CLL). BioCryst also plans to initiate a Phase I/II trial in B-cell acute lymphoblastic leukemia during 2005. Fodosine™ has been granted Orphan Drug status by the U.S. Food and Drug Administration for three indications: T-cell non-

Hodgkin’s lymphoma, including CTCL; CLL and related leukemias including T-cell prolymphocytic leukemia, adult T-cell leukemia, and hairy cell leukemia; and for treatment of B-cell acute lymphoblastic leukemia (ALL). Additionally the FDA has granted “fast track” status to the development of Fodosine™ for the treatment of relapsed or refractory T-cell leukemia.
In August, 2005, BioCryst initiated a Phase Ib study with its second-generation PNP inhibitor, BCX-4208, to evaluate the safety, tolerability and pharmacokinetics of multiple oral doses of BCX-4208. In November, 2005 BioCryst announced it had entered into an exclusive licensing agreement with Roche to develop and commercialize BCX-4208 for the prevention of acute rejection in transplantation and for the treatment of autoimmune diseases.
Additionally, BioCryst has re-initiated clinical development of peramivir, an inhibitor of influenza neuraminidase, with a focus on intravenous and intramuscular delivery. Also, BioCryst has identified a clinical candidate, BCX-4678, in its hepatitis C polymerase inhibitor program, and is advancing this compound through preclinical testing with the goal of filing an IND in early 2006. For more information about BioCryst, please visit the company’s web site at http://www.biocryst.com.
Forward-looking statements
These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include that we may not be able to enroll the required number of subjects in clinical trials of Fodosine™ or BCX-4208, that each of the Phase IIa trial for patients with T-cell leukemia, Phase I trial of BCX-4208, the Phase I trial of Fodosine™ for treatment of patients with cutaneous T-cell lymphoma and the Phase II trial of Fodosine™ for advanced fludarabine-refractory CLL may not be successfully completed, that BioCryst or its licensees may not commence as expected additional trials with Fodosine™ and with BCX-4208 or planned human trials with peramivir or BCX-4678, that Fodosine™, BCX-4208, peramivir, BCX-4678 or any of our other product candidates may not receive required regulatory clearances from the FDA, that Phase IIa clinical trials of Fodosine™ may not show the drug is effective over the 6-week period, that ongoing and future clinical trials may not have positive results, that we may not be able to obtain a Special Protocol Assessment or otherwise be able to complete successfully the Phase IIb trial that is currently planned to be pivotal, that we may not be able to continue future development of Fodosine™, BCX-4208, peramivir, BCX-4678 or any of our other current development programs including tissue factor/factor VIIa, that Fodosine™, BCX-4208, peramivir, BCX-4678 or our other development programs may never result in future product, license or royalty payments being received by BioCryst, that BioCryst may not reach favorable agreements with potential pharmaceutical and biotech partners for further development of its product candidates, that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and the latest Form S-3 which identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.
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